Exhibit 99.1

OpenText Reports First Quarter Fiscal Year 2027 Financial Results
Core Revenues growth of 2% Y/Y, and Core Cloud Revenues growth of 11% Y/Y
Delivers Net Income Margin of 13%, Robust Adjusted EBITDA Margin of 35.8%

Fiscal 2027 First Quarter Highlights (in millions)(1)

Total Revenues	Cloud Revenues	Profitability		EPS		Cash Flows
		Net Income	A-EBITDA	GAAP	Non-GAAP	Operating	Free Cash Flow
$1,237	$505	$155	$442	$0.64	$1.05	$172	$139
-4.0% Y/Y	+4.3% Y/Y	12.6% margin	35.8% margin	+10.3% Y/Y	—% Y/Y	+16.6% Y/Y	+36.8% Y/Y
Waterloo, ON, November 5, 2026 - Open Text Corporation (NASDAQ: OTEX), (TSX: OTEX), today announced its financial results for the first quarter ended September 30, 2026.

“Our first quarter reflects the strength of our core portfolio and the value we deliver for clients,” said Ayman Antoun, OpenText CEO. “As clients move to AI, they need trusted context and connected data for outcomes they can rely on. With Aviator AI agents infused across our core portfolio and a go-to-market model built around our clients' success, we are supporting them at every step of their AI journey.”
Ayman Antoun, OpenText Chief Executive Officer

“OpenText delivered strong performance in the first quarter of Fiscal 2027, supported by continued financial and operational discipline,” said Steve Rai, OpenText EVP, CFO. “Following the quarter, we completed a $1.0 billion debt refinancing and paid down $300 million in debt through a successfully completed tender offer, providing the Company with greater financial flexibility. The durability of our operating model enables us to execute our capital allocation priorities through the remainder of Fiscal 2027.”
Steve Rai, OpenText Executive Vice President, Chief Financial Officer

First Quarter Financial Highlights Y/Y
•Total revenues: $1.237 billion, -4.0% Y/Y, -1.7% Y/Y in constant currency excluding divestitures
•Core Revenues(2): $864 million, +2.4% Y/Y, +2.7% Y/Y in constant currency
•Core Cloud Revenues(2): $339 million, +11.2% Y/Y, +11.7% Y/Y in constant currency
•Annual recurring revenues (ARR): $1.040 billion
•Cloud revenues: $505 million, +4.3% Y/Y, 23 consecutive quarters of cloud organic growth
•Cash flows: Operating $172 million and free cash flow(3) $139 million
•Net income: GAAP $155 million, +5.9% Y/Y, Non-GAAP(3) $254 million, -4.5% Y/Y
•Adjusted EBITDA(3) of $442 million, margin of 35.8%
•Diluted earnings per share (EPS): GAAP $0.64, Non-GAAP(3) $1.05
•Repurchased $23 million of common shares for cancellation

(1)Numbers presented are in millions of US dollars, except for per share or percentage metrics.
(2)Core revenues product categories include Content, Business Network, IT Operations Management (ITOM) and Cybersecurity (Enterprise).
(3)Please see Note 2 “Use of Non-GAAP Financial Measures” to the condensed consolidated financial statements below.

Financial Highlights for Q1 Fiscal 2027 with Year Over Year Comparisons

Summary of Quarterly Results
(In millions, except per share data)	Q1 FY’27	Q1 FY’26	$ Change	% Change	Q1 FY’27 in CC*	% Change in CC*
Revenues:
Cloud services and subscriptions	$505	$485	$21	4.3%	$506	4.3%
Client support	534	587	(53)	(9.0)%	535	(8.8)%
Total annual recurring revenues**	$1,040	$1,071	$(32)	(3.0)%	$1,041	(2.9)%
License	124	135	(11)	(8.0)%	124	(7.7)%
Professional service and other	73	82	(9)	(11.0)%	73	(10.8)%
Total revenues	$1,237	$1,288	$(52)	(4.0)%	$1,238	(3.9)%
GAAP-based operating income	$251	$270	$(19)	(7.1)%	N/A	N/A
Non-GAAP-based operating income (1)	$403	$432	$(29)	(6.7)%	$395	(8.4)%
GAAP-based net income attributable to OpenText	$155	$147	$9	5.9%	N/A	N/A
GAAP-based EPS, diluted	$0.64	$0.58	$0.06	10.3%	N/A	N/A
Non-GAAP-based EPS, diluted (1)	$1.05	$1.05	$—	—%	$1.03	(1.9)%
Adjusted EBITDA (1)	$442	$467	$(25)	(5.3)%	$435	(6.9)%
Operating cash flows	$172	$148	$25	16.6%	N/A	N/A
Free cash flow (1)	$139	$101	$37	36.8%	N/A	N/A
(1)Please see Note 2 “Use of Non-GAAP Financial Measures” to the condensed consolidated financial statements below.
Note: Items in tables may not add due to rounding. Percentages presented are calculated based on the underlying amounts.
*CC: Constant currency for this purpose is defined as the current period reported revenues/expenses/earnings represented at the prior comparative period's foreign exchange rate.
**Annual recurring revenues is defined as the sum of Cloud services and subscriptions revenues and Client support revenues.

Dividend
As part of the quarterly, non-cumulative cash dividend program, the Board declared on November 3, 2026, a cash dividend of $0.280 per common share. The record date for this dividend is December 4, 2026 and the payment date is December 18, 2026. OpenText believes strongly in returning value to its shareholders. Any future declarations of dividends and the establishment of future record and payment dates are all subject to the final determination and discretion of the Board of Directors.
Quarterly Business Highlights
•In October, OpenText completed a $1.0 billion senior secured notes offering, with proceeds used to retire its outstanding 2027 notes. OpenText further reduced its debt by $300 million as part of a successfully completed tender offer of a portion of its outstanding 2028 notes. Including debt repaid in October 2026, the Company has reduced debt by approximately $949 million over the past twelve months. Our net leverage ratio is 2.55x as of September 30, 2026.
•OpenText, Cohere partnered to combine trusted data with agentic AI
•OpenText had a number of key client wins in the quarter representing a diverse set of industries across the globe.
◦Key wins in the Americas included: Workplace Safety & Insurance Board (WSIB)
◦Key wins in EMEA and the rest of the world included: Commerz Real AG, Gruppo CAP, Insurance Australia Group (IAG), and Sumitomo Electric Wiring Systems Inc.

Summary of Quarterly Results
	Q1 FY’27	Q4 FY’26	Q1 FY’26	% Change (Q1 FY’27 vs Q4 FY’26)		% Change (Q1 FY’27 vs Q1 FY’26)
Revenues (millions)	$1,236.6	$1,349.0	$1,288.1	(8.3)%		(4.0)%
GAAP-based gross margin	73.2%	75.0%	72.8%	(180)	bps	40	bps
Non-GAAP-based gross margin (1)	76.9%	78.3%	76.5%	(140)	bps	40	bps
GAAP-based EPS, diluted	$0.64	$0.64	$0.58	—%		10.3%
Non-GAAP-based EPS, diluted (1)	$1.05	$1.23	$1.05	(14.6)%		—%
(1)Please see Note 2 “Use of Non-GAAP Financial Measures” to the condensed consolidated financial statements below.
Conference Call Information
OpenText posted an investor presentation on its Investor Relations website and invites the public to listen to the earnings conference call webcast on Thursday, November 5, 2026 at 8:00 a.m. ET (5:00 p.m. PT) from the Investor Relations section of the Company’s website at https://investors.opentext.com. To join the webcast instantly, use this webcast link. A webcast replay will be available shortly following completion of the live call.
Please see below note (2) for a reconciliation of U.S. GAAP-based financial measures used in this press release to Non-GAAP-based financial measures.
Save the Date for OpenText Investor Day: February 10, 2027
OpenText intends to host an Investor Day on Wednesday February 10, 2027 in Toronto, Canada. The event will also be available by audio webcast for investors who wish to attend virtually. At the Investor Day, OpenText CEO Ayman Antoun and members of the Executive Leadership Team will discuss the outcome of the previously announced Enterprise Assessment. This includes a discussion of the Company’s strategic priorities, growth initiatives, and financial framework.

For more information, please contact:
Greg Secord
Vice President, Global Head of Investor Relations
Open Text Corporation
(416) 956 0380 (Canada) / (415) 963 0825 (U.S.)
investors@opentext.com

Copyright © 2026 OpenText. All Rights Reserved. Trademarks owned by OpenText. One or more patents may cover this product(s). For more information, please visit https://www.opentext.com/patents.
About OpenText
OpenText™ is a global leader in data management for enterprise AI, helping organizations protect, govern, and activate their data with confidence. Our technologies turn data into information with context to form the knowledge base for enterprise AI. Learn more at www.opentext.com.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this press release, including statements about Open Text Corporation (“OpenText” or “the Company”) on: focus of Fiscal 2027, including expanding sales capacity, deepening reach through ecosystem partners, and increasing organic investment in our core portfolio; growth in our core business; timing for enterprise assessment and results therefrom; expected future performance, including competitive position of and innovation to certain products, cash generation therefrom and ability to build long-term shareholder value; client benefits from products; executing the Company’s capital allocation strategy, including debt reduction, dividends, share repurchases and targeted organic investment ; execution of Business Optimization Plan and other savings initiatives, including timing, costs, savings, associated benefits thereof and potential adjustments of amounts thereto; projected quarterly and annual outlook and estimates; portfolio shaping opportunities and divestiture of non-core assets, including benefits from and timing of such transactions and use of proceeds therefrom; future total and cloud revenues, operating expenses, margins, RPO, cRPO, free cash flows, earnings, interest expense and capital expenditures; net leverage and savings estimates and timing thereof; innovation road map; estimated annualized dividend; expected size and timing of the share repurchase program, including execution thereof; future tax rates; renewal rates; potential investments and associated job creation; internal automation and AI leverage, including our AI strategy, vision and growth; Aviator’s impact on deal volume and sizes; and other matters, which may contain words such as “anticipates”, “expects”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “may”, “could”, “would”, “might”, “will” and variations of these words or similar expressions are intended to identify forward-looking statements or information under applicable securities laws (forward-looking statements). In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements, and are based on our current expectations, forecasts and projections about the operating environment, economies and markets in which we operate. Forward-looking statements reflect our current estimates, beliefs and assumptions, which are based on management’s perception of historic trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances, such as certain assumptions about the economy, as well as market, financial and operational assumptions. Management’s estimates, beliefs and assumptions, including statements regarding future outlook, estimates and business models, are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and, as such, are subject to change and are not considered guidance. We can give no assurance that such estimates, beliefs and assumptions will prove to be correct. Future declarations of dividends are also subject to the final determination and discretion of the Board of Directors, and an annualized dividend has not been approved or declared by the Board. Forward-looking statements involve known and unknown risks and uncertainties such as those relating to: all statements regarding the expected future financial position, results of operations, revenues, expenses, margins, cash flows, dividends, share buybacks, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, including any anticipated synergy benefits; incurring unanticipated costs, delays or difficulties; and our ability to develop, protect and maintain our intellectual property and proprietary technology and to operate without infringing on the proprietary rights of others. We rely on a combination of copyright, patent, trademark and trade secret laws, non-disclosure agreements and other contractual provisions to establish and maintain our proprietary rights, which are important to our success. From time to time, we may also enforce our intellectual property rights through litigation in line with our strategic and business objectives. The actual results that OpenText achieves may differ materially from any forward-looking statements. For additional information with respect to risks and other factors which could occur, see the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the Securities and Exchange Commission (SEC) and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Further, readers should note that we may announce information using our website, press releases, securities law filings, public conference calls, webcasts and the social media channels identified on the Investors section of our website (https://investors.opentext.com). Such social media channels may include the Company’s or our executive’s blog, X, formerly known as Twitter, account or LinkedIn account. The information posted through such channels may be material. Accordingly, readers should monitor such channels in addition to our other forms of communication.

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share data)

	September 30, 2026	June 30, 2026
ASSETS	(unaudited)
Cash and cash equivalents	$983,292	$956,024
Accounts receivable trade, net of allowance for credit losses of $13,920 as of September 30, 2026 and $13,136 as of June 30, 2026	663,434	751,046
Contract assets	72,647	77,447
Income taxes recoverable	86,965	97,715
Prepaid expenses and other current assets	208,931	235,641
Total current assets	2,015,269	2,117,873
Property and equipment, net of accumulated depreciation of $750,779 as of September 30, 2026 and $747,892 as of June 30, 2026	524,125	522,197
Operating lease right of use assets	137,690	134,377
Long-term contract assets	62,679	59,872
Goodwill	7,326,605	7,327,376
Acquired intangible assets	1,376,131	1,475,018
Deferred tax assets	1,054,861	1,077,003
Other assets	317,230	301,328
Long-term income taxes recoverable	109,174	91,460
Total assets	$12,923,764	$13,106,504
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$863,107	$969,079
Current portion of long-term debt	35,850	35,850
Operating lease liabilities	64,822	63,612
Deferred revenues	1,378,557	1,483,234
Income taxes payable	32,515	71,550
Total current liabilities	2,374,851	2,623,325
Long-term liabilities:
Accrued liabilities	127,239	128,915
Pension liability, net	98,914	100,473
Long-term debt	5,730,527	5,734,519
Long-term operating lease liabilities	137,939	138,425
Long-term deferred revenues	151,137	159,912
Long-term income taxes payable	59,905	65,255
Deferred tax liabilities	132,312	139,614
Total long-term liabilities	6,437,973	6,467,113
Shareholders’ equity:
Share capital and additional paid-in capital
241,515,939 and 242,126,460 Common Shares issued and outstanding at September 30, 2026 and June 30, 2026, respectively; authorized Common Shares: unlimited	2,170,790	2,160,481
Accumulated other comprehensive income (loss)	(37,503)	(38,567)
Retained earnings	2,089,829	2,016,086
Treasury stock, at cost (4,424,724 and 4,751,257 shares at September 30, 2026 and June 30, 2026, respectively)	(114,191)	(123,896)
Total OpenText shareholders’ equity	4,108,925	4,014,104
Non-controlling interests	2,015	1,962
Total shareholders’ equity	4,110,940	4,016,066
Total liabilities and shareholders’ equity	$12,923,764	$13,106,504

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands of U.S. dollars, except share and per share data)
(unaudited)

	Three Months Ended September 30,
	2026	2025
Revenues:
Cloud services and subscriptions	$505,469	$484,509
Client support	534,111	586,845
License	123,847	134,548
Professional service and other	73,207	82,233
Total revenues	1,236,634	1,288,135
Cost of revenues:
Cloud services and subscriptions	178,453	172,217
Client support	47,836	64,064
License	4,275	7,096
Professional service and other	57,732	63,038
Amortization of acquired technology-based intangible assets	42,810	44,204
Total cost of revenues	331,106	350,619
Gross profit	905,528	937,516
Operating expenses:
Research and development	142,147	169,128
Sales and marketing	277,587	257,055
General and administrative	105,813	105,763
Depreciation	39,802	35,921
Amortization of acquired client-based intangible assets	56,078	79,561
Special charges (recoveries)	33,290	20,139
Total operating expenses	654,717	667,567
Income from operations	250,811	269,949
Other income (expense), net	16,110	(2,976)
Interest and other related expense, net	(67,938)	(81,114)
Income before income taxes	198,983	185,859
Provision for income taxes	43,683	39,199
Net income for the period	$155,300	$146,660
Net (income) attributable to non-controlling interests	(53)	(44)
Net income attributable to OpenText	$155,247	$146,616
Earnings per share—basic attributable to OpenText	$0.64	$0.58
Earnings per share—diluted attributable to OpenText	$0.64	$0.58
Weighted average number of Common Shares outstanding—basic (in ‘000’s)	242,012	253,645
Weighted average number of Common Shares outstanding—diluted (in ‘000’s)	242,087	253,772

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended September 30,
	2026	2025
Net income for the period	$155,300	$146,660
Other comprehensive income (loss)—net of tax:
Net foreign currency translation adjustments	1,615	22,177
Unrealized gain (loss) on cash flow hedges:
Unrealized gain (loss) - net of tax (1)	(330)	(1,675)
(Gain) loss reclassified into net income - net of tax (2)	590	(112)
Unrealized gain (loss) on available-for-sale financial assets:
Unrealized gain (loss) - net of tax (3)	(277)	161
Actuarial gain (loss) relating to defined benefit pension plans:
Amortization of actuarial (gain) loss into net income - net of tax (4)	(534)	5
Total other comprehensive income net	1,064	20,556
Total comprehensive income	156,364	167,216
Comprehensive income attributable to non-controlling interests	(53)	(44)
Total comprehensive income attributable to OpenText	$156,311	$167,172
______________________________
(1)Net of tax expense (recovery) of $(119) and $(604) for the three months ended September 30, 2026 and 2025, respectively.
(2)Net of tax expense (recovery) of $213 and $(41) for the three months ended September 30, 2026 and 2025, respectively.
(3)Net of tax expense (recovery) of $(132) and $66 for the three months ended September 30, 2026 and 2025, respectively.
(4)Net of tax expense (recovery) of $(223) and $4 for the three months ended September 30, 2026 and 2025, respectively.

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(In thousands of U.S. dollars and shares)
(unaudited)

	Three Months Ended September 30, 2026
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of June 30, 2026	242,126	$2,160,481	(4,751)	$(123,896)	$2,016,086	$(38,567)	$1,962	$4,016,066
Issuance of Common Shares
Under employee stock purchase plans	371	6,956	—	—	—	—	—	6,956
Share-based compensation	—	19,694	—	—	—	—	—	19,694
Issuance of treasury stock	—	(9,218)	326	9,705	—	—	—	487
Repurchase of Common Shares	(981)	(7,123)	—	—	(13,588)	—	—	(20,711)
Dividends declared ($0.28 per Common Share)	—	—	—	—	(67,916)	—	—	(67,916)
Other comprehensive income (loss) - net	—	—	—	—	—	1,064	—	1,064
Net income for the period	—	—	—	—	155,247	—	53	155,300
Balance as of September 30, 2026	241,516	$2,170,790	(4,425)	$(114,191)	$2,089,829	$(37,503)	$2,015	$4,110,940

	Three Months Ended September 30, 2025
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of June 30, 2025	254,784	$2,193,985	(4,648)	$(138,164)	$1,940,113	$(67,067)	$1,721	$3,930,588
Issuance of Common Shares
Under employee stock option plans	25	555	—	—	—	—	—	555
Under employee stock purchase plans	311	7,596	—	—	—	—	—	7,596
Share-based compensation	—	17,681	—	—	—	—	—	17,681
Issuance of treasury stock	—	(7,402)	196	7,603	—	—	—	201
Repurchase of Common Shares	(3,156)	(23,075)	—	—	(78,648)	—	—	(101,723)
Dividends declared ($0.275 per Common Share)	—	—	—	—	(69,365)	—	—	(69,365)
Other comprehensive income (loss) - net	—	—	—	—	—	20,556	—	20,556
Net income for the period	—	—	—	—	146,616	—	44	146,660
Balance as of September 30, 2025	251,964	$2,189,340	(4,452)	$(130,561)	$1,938,716	$(46,511)	$1,765	$3,952,749

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net income	$155,300	$146,660
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets	138,690	159,686
Share-based compensation expense	19,694	17,681
Pension expense	1,968	3,141
Amortization of debt discount and issuance costs	4,970	5,760
Write-off of right of use assets	—	4,422
Loss on sale and write down of property and equipment, net	217	2,314
Deferred taxes	12,262	(15,132)
Share in net (income) of equity investees	(5,729)	(2,417)
Changes in derivative instruments	(7,558)	(7,843)
Changes in operating assets and liabilities:
Accounts receivable	115,800	93,998
Contract assets	(27,819)	(30,970)
Prepaid expenses and other current assets	26,893	(2,096)
Income taxes	(48,435)	(33,112)
Accounts payable and accrued liabilities	(81,848)	(89,793)
Deferred revenues	(116,563)	(108,798)
Other assets	(12,288)	7,809
Operating lease assets and liabilities, net	(3,281)	(3,547)
Net cash provided by operating activities	172,273	147,763
Cash flows from investing activities:
Additions of property and equipment	(33,756)	(46,534)
Proceeds from interest on derivative instruments	(607)	870
Other investing activities	1,248	632
Net cash used in investing activities	(33,115)	(45,032)
Cash flows from financing activities:
Proceeds from issuance of Common Shares from exercise of stock options and ESPP	6,742	8,380
Repayment of long-term debt and Revolver	(8,963)	(8,963)
Net change in transition services agreement obligation	(12,840)	—
Repurchase of Common Shares	(30,010)	(107,629)
Payments of dividends to shareholders	(66,465)	(68,220)
Net cash used in financing activities	(111,536)	(176,432)
Foreign exchange gain (loss) on cash held in foreign currencies	(301)	4,306
Increase (decrease) in cash, cash equivalents and restricted cash during the period	27,321	(69,395)
Cash, cash equivalents and restricted cash at beginning of the period	957,254	1,158,106
Cash, cash equivalents and restricted cash at end of the period	$984,575	$1,088,711

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(unaudited)

Reconciliation of cash, cash equivalents and restricted cash:	September 30, 2026	September 30, 2025
Cash and cash equivalents	$983,292	$1,087,083
Restricted cash (1)	1,283	1,628
Total cash, cash equivalents and restricted cash	$984,575	$1,088,711

(1) Restricted cash is classified under the Prepaid expenses and other current assets and Other assets line items on the Condensed Consolidated Balance Sheets.

Notes
(1)    All dollar amounts in this press release are in U.S. Dollars unless otherwise indicated.
(2)    Use of Non-GAAP Financial Measures: In addition to reporting financial results in accordance with U.S. GAAP, the Company provides certain financial measures that are not in accordance with U.S. GAAP (Non-GAAP). These Non-GAAP financial measures have certain limitations in that they do not have a standardized meaning and thus the Company’s definition may be different from similar Non-GAAP financial measures used by other companies and/or analysts and may differ from period to period. Thus it may be more difficult to compare the Company’s financial performance to that of other companies. However, the Company’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of these Non-GAAP financial measures both in its reconciliation to the U.S. GAAP financial measures and its condensed consolidated financial statements, all of which should be considered when evaluating the Company’s results.
The Company uses these Non-GAAP financial measures to supplement the information provided in its condensed consolidated financial statements, which are presented in accordance with U.S. GAAP. The presentation of Non-GAAP financial measures is not meant to be a substitute for financial measures presented in accordance with U.S. GAAP, but rather should be evaluated in conjunction with and as a supplement to such U.S. GAAP measures. OpenText strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. The Company therefore believes that despite these limitations, it is appropriate to supplement the disclosure of the U.S. GAAP measures with certain Non-GAAP measures defined below.
Non-GAAP-based net income and Non-GAAP-based EPS, attributable to OpenText, are consistently calculated as GAAP-based net income (loss) or earnings (loss) per share, attributable to OpenText, on a diluted basis, excluding the effects of the amortization of acquired intangible assets, other income (expense), share-based compensation, and special charges (recoveries), all net of tax and any tax benefits/expense items unrelated to current period income, as further described in the tables below. Non-GAAP-based gross profit is the arithmetical sum of GAAP-based gross profit and the amortization of acquired technology-based intangible assets and share-based compensation within cost of sales. Non-GAAP-based gross margin is calculated as Non-GAAP-based gross profit expressed as a percentage of total revenues. Non-GAAP-based income from operations is calculated as GAAP-based income from operations, excluding the amortization of acquired intangible assets, special charges (recoveries), and share-based compensation expense.
Adjusted EBITDA is defined and calculated as GAAP-based net income (loss), attributable to OpenText, excluding interest income (expense), provision for (recovery of) income taxes, depreciation and amortization of acquired intangible assets, other income (expense), share-based compensation and special charges (recoveries). Adjusted EBITDA margin is calculated as adjusted EBITDA expressed as a percentage of total revenues.
Free cash flow is defined and calculated as GAAP-based cash flows provided by operating activities less capital expenditures.
The Company’s management believes that the presentation of the above defined Non-GAAP financial measures provides useful information to investors because they portray the financial results of the Company before the impact of certain non-operational charges. The use of the term “non-operational charge” is defined for this purpose as an expense that does not impact the ongoing operating decisions taken by the Company’s management. These items are excluded based upon the way the Company’s management evaluates the performance of the Company’s business for use in the Company’s internal reports and are not excluded in the sense that they may be used under U.S. GAAP.
The Company does not acquire businesses on a predictable cycle, and therefore believes that the presentation of Non-GAAP measures, which in certain cases adjust for the impact of amortization of intangible assets and the related tax effects that are primarily related to acquisitions, will provide readers of financial statements with a more consistent basis for comparison across accounting periods and be more useful in helping readers understand the Company’s operating results and underlying operational trends. Additionally, the Company has engaged in various restructuring activities over the past several years, primarily due to acquisitions and most recently in response to our return to office planning, that have resulted in costs associated with reductions in headcount, consolidation of leased facilities and related costs, all which are recorded under the Company’s “Special charges (recoveries)” caption on the Condensed Consolidated Statements of Income. Each restructuring activity is a discrete event based on a unique set of business objectives or circumstances, and each differs in terms of its operational implementation, business impact and scope, and the size of each restructuring plan can vary significantly from period to period. Therefore, the Company believes that the exclusion of these special charges (recoveries) will also better aid readers of financial statements in the understanding and comparability of the Company’s operating results and underlying operational trends.
In summary, the Company believes the provision of supplemental Non-GAAP measures allow investors to evaluate the operational and financial performance of the Company’s core business using the same evaluation measures that management uses, and is therefore a useful indication of OpenText’s performance or expected performance of future operations and facilitates period-to-period comparison of operating performance (although prior performance is not necessarily indicative of future performance). As a result, the Company considers it appropriate and reasonable to provide, in addition to U.S. GAAP measures, supplementary Non-GAAP financial measures that exclude certain items from the presentation of its financial results. Information reconciling certain forward-looking GAAP measures to non-GAAP measures related to outlook, estimates or business models, including A-EBITDA is not available without unreasonable effort due to high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations.
The following charts provide unaudited reconciliations of U.S. GAAP-based financial measures to Non-GAAP-based financial measures for the following periods presented.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended September 30, 2026 (In thousands, except for per share data)
	Three Months Ended September 30, 2026
	GAAP-based Measures	GAAP-based Measures % of Total Revenues	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenues
Cost of revenues
Cloud services and subscriptions	$178,453		$(1,691)	(1)	$176,762
Client support	47,836		(789)	(1)	47,047
Professional service and other	57,732		(714)	(1)	57,018
Amortization of acquired technology-based intangible assets	42,810		(42,810)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	905,528	73.2%	46,004	(3)	951,532	76.9%
Operating expenses
Research and development	142,147		(3,654)	(1)	138,493
Sales and marketing	277,587		(6,871)	(1)	270,716
General and administrative	105,813		(5,975)	(1)	99,838
Amortization of acquired client-based intangible assets	56,078		(56,078)	(2)	—
Special charges (recoveries)	33,290		(33,290)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	250,811		151,872	(5)	402,683
Other income (expense), net	16,110		(16,110)	(6)	—
Provision for income taxes	43,683		36,656	(7)	80,339
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	155,247		99,106	(8)	254,353
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.64		$0.41	(8)	$1.05

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenues.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.

(6).Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results. Other income (expense) also includes unrealized and realized gains (losses) on our derivatives which are not designated as hedges. We exclude gains and losses on these derivatives as we do not believe they are reflective of our ongoing business and operating results.
(7).Adjustment relates to differences between the GAAP-based tax provision rate of approximately 22% and a Non-GAAP-based tax rate of approximately 24%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. In arriving at our Non-GAAP-based tax rate of approximately 24%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended September 30, 2026
		Per share diluted
GAAP-based net income, attributable to OpenText	$155,247	$0.64
Add:
Amortization	98,888	0.41
Share-based compensation	19,694	0.08
Special charges (recoveries)	33,290	0.14
Other (income) expense, net	(16,110)	(0.07)
GAAP-based provision for income taxes	43,683	0.18
Non-GAAP-based provision for income taxes	(80,339)	(0.33)
Non-GAAP-based net income, attributable to OpenText	$254,353	$1.05
Reconciliation of Adjusted EBITDA

Three Months Ended September 30, 2026
GAAP-based net income, attributable to OpenText	$155,247
Add:
Provision for income taxes	43,683
Interest and other related expense, net	67,938
Amortization of acquired technology-based intangible assets	42,810
Amortization of acquired client-based intangible assets	56,078
Depreciation	39,802
Share-based compensation	19,694
Special charges (recoveries)	33,290
Other (income) expense, net	(16,110)
Adjusted EBITDA	$442,432

GAAP-based net income margin	12.6%
Adjusted EBITDA margin	35.8%

Reconciliation of Free Cash Flow

Three Months Ended September 30, 2026
GAAP-based cash flows provided by operating activities	$172,273
Add:
Capital expenditures (1)	(33,756)
Free cash flow	$138,517

(1)Defined as “Additions of property and equipment” in the Condensed Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended June 30, 2026 (In thousands, except for per share data)
	Three Months Ended June 30, 2026
	GAAP-based Measures	GAAP-based Measures % of Total Revenues	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenues
Cost of revenues
Cloud services and subscriptions	$180,788		$(1,555)	(1)	$179,233
Client support	53,045		(632)	(1)	52,413
Professional service and other	56,828		(328)	(1)	56,500
Amortization of acquired technology-based intangible assets	42,879		(42,879)	(2)	—
GAAP-based gross profit and gross margin (%) /Non-GAAP-based gross profit and gross margin (%)	1,011,472	75.0%	45,394	(3)	1,056,866	78.3%
Operating expenses
Research and development	149,104		(3,884)	(1)	145,220
Sales and marketing	308,356		(8,898)	(1)	299,458
General and administrative	112,025		(6,549)	(1)	105,476
Amortization of acquired client-based intangible assets	64,989		(64,989)	(2)	—
Special charges (recoveries)	18,879		(18,879)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	319,680		148,593	(5)	468,273
Other income (expense), net	5,688		(5,688)	(6)	—
Provision for income taxes	94,799		(376)	(7)	94,423
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	155,663		143,281	(8)	298,944
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.64		$0.59	(8)	$1.23

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenues.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.

(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results. Other income (expense) also includes unrealized and realized gains (losses) on our derivatives which are not designated as hedges. We exclude gains and losses on these derivatives as we do not believe they are reflective of our ongoing business and operating results.
(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 38% and a Non-GAAP-based tax rate of approximately 24%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. In arriving at our Non-GAAP-based tax rate of approximately 24%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended June 30, 2026
		Per share diluted
GAAP-based net income, attributable to OpenText	$155,663	$0.64
Add:
Amortization	107,868	0.44
Share-based compensation	21,846	0.09
Special charges (recoveries)	18,879	0.08
Other (income) expense, net	(5,688)	(0.02)
GAAP-based provision for income taxes	94,799	0.39
Non-GAAP-based provision for income taxes	(94,423)	(0.39)
Non-GAAP-based net income, attributable to OpenText	$298,944	$1.23
Reconciliation of Adjusted EBITDA

Three Months Ended June 30, 2026
GAAP-based net income, attributable to OpenText	$155,663
Add:
Provision for income taxes	94,799
Interest and other related expense, net	74,845
Amortization of acquired technology-based intangible assets	42,879
Amortization of acquired client-based intangible assets	64,989
Depreciation	38,439
Share-based compensation	21,846
Special charges (recoveries)	18,879
Other (income) expense, net	(5,688)
Adjusted EBITDA	$506,651

GAAP-based net income margin	11.5%
Adjusted EBITDA margin	37.6%

Reconciliation of Free Cash Flow

Three Months Ended June 30, 2026
GAAP-based cash flows provided by operating activities	$185,802
Add:
Capital expenditures (1)	(63,831)
Free cash flow	$121,971

(1)Defined as “Additions of property and equipment” in the Condensed Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended September 30, 2025 (In thousands, except for per share data)
	Three Months Ended September 30, 2025
	GAAP-based Measures	GAAP-based Measures % of Total Revenues	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenues
Cost of revenues
Cloud services and subscriptions	$172,217		$(1,749)	(1)	$170,468
Client support	64,064		(1,053)	(1)	63,011
Professional service and other	63,038		(499)	(1)	62,539
Amortization of acquired technology-based intangible assets	44,204		(44,204)	(2)	—
GAAP-based gross profit and gross margin (%) /Non-GAAP-based gross profit and gross margin (%)	937,516	72.8%	47,505	(3)	985,021	76.5%
Operating expenses
Research and development	169,128		(3,609)	(1)	165,519
Sales and marketing	257,055		(6,896)	(1)	250,159
General and administrative	105,763		(3,875)	(1)	101,888
Amortization of acquired client-based intangible assets	79,561		(79,561)	(2)	—
Special charges (recoveries)	20,139		(20,139)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	269,949		161,585	(5)	431,534
Other income (expense), net	(2,976)		2,976	(6)	—
Provision for income taxes	39,199		44,902	(7)	84,101
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	146,616		119,659	(8)	266,275
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.58		$0.47	(8)	$1.05

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenues.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.

(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results. Other income (expense) also includes unrealized and realized gains (losses) on our derivatives which are not designated as hedges. We exclude gains and losses on these derivatives as we do not believe they are reflective of our ongoing business and operating results.
(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 21% and a Non-GAAP-based tax rate of approximately 24%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. In arriving at our Non-GAAP-based tax rate of approximately 24%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended September 30, 2025
		Per share diluted
GAAP-based net income, attributable to OpenText	$146,616	$0.58
Add:
Amortization	123,765	0.49
Share-based compensation	17,681	0.07
Special charges (recoveries)	20,139	0.08
Other (income) expense, net	2,976	0.01
GAAP-based provision for income taxes	39,199	0.15
Non-GAAP-based provision for income taxes	(84,101)	(0.33)
Non-GAAP-based net income, attributable to OpenText	$266,275	$1.05

Reconciliation of Adjusted EBITDA

Three Months Ended September 30, 2025
GAAP-based net income, attributable to OpenText	$146,616
Add:
Provision for income taxes	39,199
Interest and other related expense, net	81,114
Amortization of acquired technology-based intangible assets	44,204
Amortization of acquired client-based intangible assets	79,561
Depreciation	35,921
Share-based compensation	17,681
Special charges (recoveries)	20,139
Other (income) expense, net	2,976
Adjusted EBITDA	$467,411

GAAP-based net income margin	11.4%
Adjusted EBITDA margin	36.3%

Reconciliation of Free Cash Flow

Three Months Ended September 30, 2025
GAAP-based cash flows provided by operating activities	$147,763
Add:
Capital expenditures (1)	(46,534)
Free cash flow	$101,229

(1)Defined as “Additions of property and equipment” in the Condensed Consolidated Statements of Cash Flows.

(3)    The following tables provide a composition of our major currencies for revenues and expenses, expressed as a percentage, for the three months ended September 30, 2026 and 2025:

	Three Months Ended September 30, 2026		Three Months Ended September 30, 2025
Currencies	% of Revenues	% of Expenses(1)	% of Revenues	% of Expenses(1)
EURO	25%	13%	24%	12%
GBP	5%	6%	5%	6%
CAD	3%	14%	3%	12%
USD	57%	44%	58%	46%
Other	10%	23%	10%	24%
Total	100%	100%	100%	100%
(1) Expenses include all cost of revenues and operating expenses included within the Condensed Consolidated Statements of Income, except for amortization of intangible assets, share-based compensation and special charges (recoveries).